Exhibit 3.1

HERSHA HOSPITALITY TRUST

AMENDED AND RESTATED BYLAWS

(Effective as of February 10, 2012)

ARTICLE I

OFFICES

Section 1.PRINCIPAL OFFICE.  The principal office of the Trust shall be located at such place or places as the Board of Trustees may designate.

Section 2.ADDITIONAL OFFICES.  The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.PLACE.  All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be determined, from time to time, by the Board of Trustees and stated in the notice of the meeting.

Section 2.ANNUAL MEETING.  An annual meeting of the shareholders for the election of Trustees and the transaction of such other business within the powers of the Trust as may properly come before the meeting shall be held during the month of May of each year, or at such other date and time determined by the Board of Trustees.  Failure to hold an annual meeting shall not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 3.SPECIAL MEETINGS.

(a)Special meetings of the shareholders of the Trust may be called only by (i) the Chairman of the Board of Trustees, (ii) the Chief Executive Officer, (iii) one-third of the total number of authorized Trustees (whether or not there exist any vacancies in previously authorized trusteeships) or (iv) the holders of shares of beneficial interest in the Trust (“Shares”) entitled to cast not less than a majority of the votes at the meeting, determined as of the record date fixed in accordance with Section 3(d), upon written demand by such holders to the Secretary of the Trust in accordance with, and subject to, this Section 3.  The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice.

(b)No shareholder may demand that the Secretary of the Trust call a special meeting of the shareholders pursuant to Section 3(a) unless a shareholder of record has first submitted a request in writing that the Board of Trustees fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the Trust call such special meeting, which request shall be in proper form and delivered to or mailed and received by the Secretary of the Trust at the principal executive offices of the Trust.

(c)To be in proper form for purposes of this Section 3, a request by a shareholder for the Board of Trustees to fix a record date for a special meeting of shareholders shall set forth, with respect to (i) such shareholder, (ii) any persons being nominated by such shareholder for election to the Board of Trustees at such special meeting and (iii) any other business proposed by such shareholder to be considered by the shareholders at such special meeting, all of the information that must be set forth in the notice required by Section 14(a)(ii) of this Article II (including all information with respect to any Shareholder Associated Person) as if the shareholder requesting such record date was nominating persons for election to the Board of Trustees and/or proposing other business to be considered by the shareholders at an annual meeting of shareholders.

(d)Within ten (10) days after the Secretary’s receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 3 from any shareholder of record, the Board of Trustees may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the Trust call a special meeting of shareholders, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees.  If no resolution fixing a record date has been adopted by the Board of Trustees within the ten (10) day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the tenth (10th) day after the date on which such request was received.  Notwithstanding anything in this Section 3 to the contrary, no record date shall be fixed if the Board of Trustees determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 3(f).

(e)Without qualification, a special meeting of the shareholders shall not be called by shareholders unless shareholders of record as of the record date fixed in accordance with Section 3(d) who hold, in the aggregate, Shares entitled to cast not less than a majority of the votes at the meeting (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Trust at the principal executive offices of the Trust on or following the record date fixed in accordance with Section 3(d).  Only shareholders of record on such record date shall be entitled to demand that the Secretary of the Trust call a special meeting of the shareholders.  To be timely, a shareholder’s demand to call a special meeting must be delivered to or mailed and received by the Secretary at the principal executive offices of the Trust not later than the sixtieth (60th) day following the record date fixed in accordance with Section 3(d).  To be in proper form for purposes of this Section 3, a demand to call a special meeting shall set forth with respect to (i) the shareholders and any Shareholder Associated Persons thereof demanding such special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1933, as amended (the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A (a “Solicited Shareholder”)), (ii) any persons being nominated by such shareholders for election to the Board of Trustees at such special meeting and (iii) any other business proposed by such shareholders to be considered by the shareholders at such special meeting, all of the information that must be set forth in the notice required by Section 14(a)(ii) of this Article II (including all information with respect to any Shareholder Associated Person) as if the shareholders demanding the special meeting were nominating persons for election to the Board of Trustees and/or proposing other business to be considered by the shareholders at an annual meeting of shareholders (provided that if the shareholders demanding such special meeting are the same shareholders that requested the record date for such special meeting, such shareholders can update and supplement the information provided pursuant to Section 3(c) in requesting such record date).  A shareholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting.  If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of shareholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a special meeting, the Board of Trustees shall have the discretion to determine whether or not to proceed with the special meeting.

(f)The Secretary shall not accept, and shall consider ineffective, a written demand from any shareholder to call a special meeting (i) that does not comply with this Section 3, (ii) that relates to an item of business to be transacted at such special meeting that is not a proper subject for shareholder action under applicable law, these Bylaws or the Declaration of Trust, (iii) that includes an item of business to be transacted at such special meeting that did not appear on the written request that resulted in the determination of the record date (the “Current Record Date”) to determine the shareholders entitled to submit such written demand, (iv) that relates to an item of business (other than the election of trustees) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date (other than the Current Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(g)After receipt of demand(s) in proper form and in accordance with this Section 3 from a shareholder or shareholders holding the Requisite Percentage, the Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment by such shareholders to the Trust of such cost, the Board of Trustees shall duly call, and determine the date, time and place of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demand(s) received by the Trust, which shall be held not less than ten (10) nor more than ninety (90) days after the date of the receipt by the Secretary of the Trust of such demands in accordance with Section 3(e).  The record date for such special meeting shall be fixed in accordance with Section 4 of Article VII of these Bylaws.  The Board of Trustees shall provide written notice of such special meeting to shareholders in accordance with Section 4 of this Article II.  Notwithstanding anything in these Bylaws to the contrary, the Board of Trustees may submit its own proposal or proposals for consideration and nominate persons for election to the Board of Trustees at any such special meeting called by the shareholders.

(h)In connection with a special meeting called in accordance with this Section 3, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Trustees fix a record date in accordance with this Section 3 or who delivered a demand to call a special meeting to the Secretary of the Trust shall further update and supplement the information previously provided to the Trust in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 3 shall be true and complete as of the record date for the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary of the Trust at the principal executive offices of the Trust not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).  Unless otherwise required by law, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Trustees fix a record date in accordance with this Section 3 or who delivered a demand to call a special meeting do not update and supplement such notice as required by this Bylaw or do not appear at the meeting to present the proposal set forth in the request or demand, such proposal or nominations shall be disregarded, notwithstanding that proxies in respect of any proposals or nominations may have been received by the Trust.

(i)Notwithstanding anything in these Bylaws to the contrary, the Secretary of the Trust shall not be required to call a special meeting at the request of shareholders except in accordance with this Section 3.  If the Board of Trustees shall determine that any request by a shareholder or shareholders to fix a record date or demand by a shareholder or shareholders to call and hold a special meeting was not properly made in accordance with this Section 3, or shall determine that the shareholder or shareholders requesting that the Board of Trustees fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 3, then the Board of Trustees shall not be required to fix a record date or to call and hold the special meeting.  In addition to the requirements of this Section 3, each shareholder requesting a record date or demanding a special meeting shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.

Section 4.NOTICE.  Except as otherwise provided herein, not less than ten nor more than 90 days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the date, time and place of the meeting and, in the case of a special meeting or as otherwise may be required by applicable law, the purpose for which the meeting is called, either by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s post office address as it appears on the records of the Trust, with postage thereon prepaid.  If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions.  The Trust may, to the extent permitted by applicable law, give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless a shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.

Section 5.SCOPE OF NOTICE.  Subject to Section 14 of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by applicable law to be stated in such notice.  No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

Section 6.CHAIRMAN OF MEETINGS.  At every meeting of the shareholders, the Chairman of the Board shall preside over and serve as chairman of the meeting.  If he or she is not present, or if there is none in office, one of the following officers present shall preside over and serve as chairman of the meeting in the order stated: the Chief Executive Officer, the President, the Lead Independent Trustee (if any), the Vice Presidents in their order of rank and seniority; or a chairman of the meeting chosen by the shareholders entitled to cast a majority of the votes that all shareholders present in person or by proxy are entitled to cast.  The Secretary, or, if he or she is not present, or if there is none in office, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 7.CONDUCT OF MEETINGS.  The Board of Trustees may, to the extent not prohibited by applicable law, adopt by resolution such rules, regulations and procedures for the conduct of any annual or special meeting of shareholders as the Board of Trustees shall deem appropriate.  Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Trustees, the chairman of any annual or special meeting of shareholders shall have the right, power and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting of shareholders.  Such rules, regulations and procedures, whether adopted by the Board of Trustees or prescribed by the chairman of the meeting, may to the fullest extent not prohibited by applicable law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record, their duly authorized and constituted proxies and any such other persons as the chairman of the meeting shall determine; (iv) restrictions on the entry to the meeting after the time fixed for the commencement thereof; (v) the manner in which all persons attending the meeting may participate, including limiting the time allotted to questions or comments from such persons; and (vi) the opening and closing of the voting polls.  Unless, and to the extent, determined by the Board of Trustees or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8.ADJOURNMENT AND POSTPONEMENT.  The chairman of any annual or special meeting of shareholders or the vote by holders of a majority of Shares casting votes, excluding abstentions, and who are present in person or by proxy may adjourn such meeting from time to time whether or not a quorum is present.  In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series of Shares, the chairman of the meeting or the vote of a majority of the holders of such class or series of Shares, excluding abstentions, who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series.  The chairman of the meeting may determine the date, time and place that a meeting so adjourned is to reconvene.  Notice of adjournment of a meeting of shareholders need not be given if the date, time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 120 days after the original record date or a new record date is fixed by the Board of Trustees for the adjourned meeting.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.  Any previously scheduled meeting of shareholders may be postponed or canceled by action of the Board of Trustees taken prior to the time previously scheduled for such meeting of shareholders.

Section 9.QUORUM.  At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; provided, however, that this Section 9 shall not affect any requirement under any applicable law, these Bylaws or the Declaration of Trust for the vote necessary for the approval of any measure.

Section 10.VOTING.

(a)(i)A nominee for Trustee shall be elected as a Trustee only if the total votes cast in favor of the election of such nominee exceeds the total votes cast against the election of such nominee at a meeting of shareholders duly called and at which a quorum is present.  If, however, as of the close of business on the tenth day before the date the Trust files with the Securities and Exchange Commission its definitive proxy statement for such meeting of shareholders, the number of nominees is greater than the number of Trustees to be elected at such meeting of shareholders (a “Contested Election”), a plurality of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee.

(ii)In an election that is not a Contested Election, if a nominee for Trustee who is an incumbent Trustee is not elected and no successor has been elected at such meeting, the Trustee shall promptly tender his or her resignation to the Board of Trustees.  The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Trustees as to whether to accept or reject such resignation, or whether other action should be taken.  The Board of Trustees shall act on such resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.  The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Trustees in making its decision, may each consider any factors or other information that it considers appropriate and relevant.  The Trustee who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Trustees with respect to his or her resignation.  If such incumbent Trustee’s resignation is not accepted by the Board of Trustees, such Trustee shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.  If a Trustee’s resignation is accepted by the Board of Trustees pursuant to this Bylaw, or , in an election that is not a Contested Election, if a nominee for Trustee is not elected and such nominee is not an incumbent Trustee, then the Board of Trustees, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of the Declaration of Trust and these Bylaws or may decrease the size of the Board of Trustees pursuant to the provisions of the Declaration of Trust and these Bylaws.

(b)A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any matter (other than the election of Trustees) that may properly come before the meeting, unless more than a majority of the votes cast is required by applicable law, these Bylaws or the Declaration of Trust.  Unless otherwise provided in the Declaration of Trust, each outstanding share entitled to vote, regardless of class, shall be entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders.  Any action permitted or required to be taken by shareholders must be effected at a meeting of shareholders.

Section 11.PROXIES.  A shareholder may cast the votes entitled to be cast by the Shares owned of record by such shareholder either in person or by proxy executed in writing by the shareholder or by such shareholder’s duly authorized attorney in fact.  The shareholder may authorize a person to act as such shareholder’s proxy by transmitting, or authorizing the transmission of, an authorization for such person to act as proxy to the person authorized to act as proxy or any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization.  Any such authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means.  Such proxy shall be filed with the Secretary of the Trust before or at the time of the meeting of shareholders and shall be revocable unless stated in writing that the proxy is irrevocable at the time of filing.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 12.VOTING OF SHARES BY CERTAIN HOLDERS.

(a)Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such Shares.  Any trustee or other fiduciary may vote Shares registered in his, her or its name as such fiduciary, either in person or by proxy.

(b)Shares directly or indirectly owned by the Trust shall not be voted at any meeting of shareholders and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

(c)The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any Shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder.  The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure that the Board of Trustees considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified Shares in place of the shareholder who makes the certification.

Section 13.INSPECTORS.  At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.  Such inspectors shall ascertain and report the number of Shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders and such other duties as shall be required by law or specified by the chairman of the meeting.  Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

Section 14.CONDUCT OF BUSINESS.

(a)Annual Meetings of Shareholders.

(i)Nominations of persons for election to the Board of Trustees and the proposal of any other business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Trust’s notice of meeting given by or at the direction of the Board of Trustees, (B) otherwise by or at the direction of the Board of Trustees or (C) by any shareholder of the Trust who was a shareholder at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, is entitled to vote at the annual meeting and complies with the notice procedures set forth in this Bylaw as to such nomination or proposal; provided, however, that clause (C) of this Section 14(a)(i) shall be the exclusive means for a shareholder to make nominations or submit any other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Trust’s notice of meeting) before an annual meeting of shareholders.

(ii)In order for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 14(a)(i), the shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for action by the shareholders under applicable law, these Bylaws and the Declaration of Trust.  To be timely, a shareholder’s notice shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Trust not earlier than 5:00 p.m., Eastern Time, on the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than 5:00 p.m., Eastern Time, on the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Trust.  In no event shall a postponement of the mailing of the notice for such annual meeting or any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.  To be in proper form, a shareholder’s notice (whether given pursuant to this Section 14(a)(ii),

Section 14(b) or Section 3) to the Secretary must:  (A) set forth, as to the shareholder giving the notice (1) the name and address of such shareholder as they appear on the Trust’s books, and the name and address of any Shareholder Associated Person, (2)(a)(i) the class and number of Shares which are, directly or indirectly, owned by such shareholder and any Shareholder Associated Person, (ii) the nominee holder for, and number of shares, owned beneficially but not of record by such shareholder and by any Shareholder Associated Person and (iii) a representation that the shareholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate such person for election or propose such business, (b) a description of any contract, agreement, arrangement or understanding (including, without limitation, any convertible securities, derivative or short positions, swaps, profit interests, options, puts, warrants, stock appreciation rights, hedging transactions and borrowed or loaned shares) that has been entered into by, or on behalf of, the shareholder or any Shareholder Associated Person, the effect or intent of which is to increase or decrease the voting power of the shareholder or any Shareholder Associated Person or to hedge against, reduce or mitigate loss to, manage economic risk or benefit of share price changes for, or otherwise profit or share in any profit derived from any increase or decrease in the price, value or volatility of any securities of the Trust, (c) any rights to dividends on any securities of the Trust owned beneficially by such shareholder or any Shareholder Associated Person that are separated from the underlying securities of the Trust and (d) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), voting trust, voting agreement or other contract, arrangement, understanding or relationship pursuant to which such shareholder or any Shareholder Associated Person has a right to vote or direct the voting of any security of the Trust, and (3) any other information relating to such shareholder and any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of trustees in a contested election (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (B) if the notice relates to any business other than a nomination of any person for election to the Board of Trustees that the shareholder proposes to bring before the meeting, set forth (1) a description of the business desired to be brought before the meeting, the complete text of any resolutions to be presented, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person, individually or in the aggregate, including any anticipated benefit to the shareholder and any such Shareholder Associated Person therefrom, and (2) a description of all contracts, agreements, arrangements and understandings between such shareholder or any Shareholder Associated Person, on the one hand, and any other persons or entities (including their names), on the other hand, in connection with the proposal of such business by such shareholder; (C) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Trustees (1) the name, age, business address, residence address and principal occupation or employment of such person, (2) the class and number of Shares which are, directly or indirectly, owned beneficially and of record by such person and his or her associates and affiliates, and the date or dates such shares were acquired and the investment intent of such acquisition, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and any such Shareholder Associated Person, if any, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder or any Shareholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (4) all other information concerning such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of trustees in a contested election (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (D) with respect to each nominee for election or reelection to the Board of Trustees, include a completed and signed questionnaire, representation and agreement required by Section 15 of this Article; (E) to the extent known by the shareholder giving the notice or any Shareholder Associated Person, set forth the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such notice; and (F) include a representation and covenant that the shareholder will update and supplement such notice as required by Section 14(c)(ii) of this Article.  The Trust may require any proposed nominee for election to the Board of Trustees to furnish such other information as may reasonably be required by the Trust to determine the eligibility of such proposed nominee to serve as an independent trustee of the Trust or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(iii)Notwithstanding anything in the second sentence of Section 14(a)(ii) of this Article to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust naming all of the nominees for trustee or specifying the size of the increased Board of Trustees at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Trust not later than 5:00 p.m., Eastern Time, on the 10th day following the day on which such public announcement is first made by the Trust.

(b)Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting.  Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders pursuant to the Trust’s notice of meeting only (i) by or at the direction of the Board of Trustees, (ii) by shareholders pursuant to Section 3 of this Article II or (iii) provided that the Board of Trustees or the shareholders pursuant to Section 3 of this Article II have determined that trustees shall be elected at such special meeting, by any shareholder of the Trust who is a shareholder at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, is entitled to vote at the special meeting, and complies with the notice procedures set forth in this Bylaw as to such nomination or other business.  In the event the Board of Trustees or the shareholders pursuant to Section 3 of this Article II call a special meeting of shareholders for the purpose of electing one or more trustees to the Board of Trustees, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Trust’s notice of meeting, if the shareholder’s notice required by Section 14(a)(ii) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 15 of these Bylaws) shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Trust not earlier than 5:00 p.m., Eastern Time, on the 120th day prior to the date of such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting.  In no event shall a postponement of the mailing of the notice for such special meeting or any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.  Notwithstanding anything else in these Bylaws to the contrary, Section 3 of Article II shall be the sole and exclusive means by which any shareholder can nominate persons for election to the Board of Trustees or propose other business to be considered by the shareholders at a special meeting of shareholders that was called by any such shareholder.

(c)General.

(i)Only such persons who are nominated in accordance with the procedures set forth in this Section 14 or Section 3, as applicable, of this Article II shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 14 or Section 3, as applicable.  The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective nomination or proposal shall be disregarded.

(ii)A shareholder providing notice of nominees for election to the Board of Trustees or other business proposed to be brought before an annual or special meeting of shareholders pursuant to Section 14(a) or (b), as applicable, shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 14(a)(ii) shall be true and complete as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Trust not later than five (5) business days after the record date for the meeting or the date on which public announcement of the record date is first made by the Trust (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).  Unless otherwise required by law, if a shareholder intending to make a nomination or propose business at a meeting of shareholders does not update and supplement such notice as required by this Bylaw or does not appear at the meeting to present the nomination or proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Trust.

(iii)For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire, Reuters Information Service or any similar or successor news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

(iv)For purposes of these Bylaws, “Shareholder Associated Person” shall mean, with respect to any shareholder, (A) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder, (B) any beneficial owner of any securities of the Trust owned of record or beneficially by such shareholder, (C) any person controlling, controlled by or under common control with a Shareholder Associated Person of such shareholder and (D) any person with whom such shareholder or any Shareholder Associated Person is acting in concert.

(v)Notwithstanding the foregoing provisions of this Section 14, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules or regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 3, Section 14(a)(ii) or Section 14(b) of these Bylaws.  Nothing in Section 3 or this Section 14 shall be deemed to affect any rights (x) of shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) of the holders of any series of preferred shares if and to the extent provided for under the Declaration of Trust or these Bylaws.

Section 15.SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT.  To be eligible to be a nominee for election or reelection as a Trustee of the Trust, a person nominated by any shareholder must deliver (in accordance with the time periods prescribed for delivery of notice under Section 14 and Section 3, as applicable, of this Article II) to the Secretary at the principal executive offices of the Trust a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any contract, agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Trustee of the Trust, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Trust or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Trustee, with such person’s legal duties under applicable law, (b) is not and will not become a party to any contract, agreement, arrangement or understanding with any person or entity other than the Trust with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Trustee that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Trustee, and will comply with all applicable corporate governance, conflict of interest, corporate opportunities, confidentiality and share ownership and trading policies and guidelines of the Trust.

Section 16.VOTING BY BALLOT.  Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter at a meeting of shareholders, including the election of trustees, need not be by written ballot.

ARTICLE III

TRUSTEES

Section 1.GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER.  The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.  A Trustee shall be an individual at least 21 years of age who is not under legal disability.  Trustees need not be shareholders of the Trust.  Subject to Article II, Section 10(a)(ii) of these Bylaws, in case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.

Section 2.ANNUAL AND REGULAR MEETINGS.  An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary, or at such other date, time and place as the Board of Trustees may determine.  The Board of Trustees may provide, by resolution, the date, time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

Section 3.SPECIAL MEETINGS.  Special meetings of the Board of Trustees may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or by two

of the Trustees then in office.  The person or persons authorized to call special meetings of the Board of Trustees may fix any date, time and place, either within or without the State of Maryland, for holding any special meeting of the Board Trustees called by them.

Section 4.NOTICE.  Notice of any special meeting of the Board of Trustees shall be given by written notice delivered personally, telegraphed, facsimile transmitted, electronically mailed or mailed to each Trustee at his or her business or residence address or by telephone.  Personally delivered, telegraphed or electronically mailed notices shall be given at least two days prior to the meeting.  Notice by mail shall be given at least five days prior to the meeting.  Telephone or facsimile-transmission notice shall be given at least 24 hours prior to the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company.  Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he or she is a party.  Facsimile-transmission notices shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer back indicating receipt.  Electronic mail notices shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice of such meeting, unless specifically required by applicable law or these Bylaws.

Section 5.QUORUM.  A majority of the entire Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Board of Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.  The Trustees present at a meeting that has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

Section 6.VOTING.

(a)Except as provided in Section 6(b), the action of the majority of the members of the Board of Trustees present at a meeting at which a quorum is initially present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, these Bylaws or the Declaration of Trust.

(b)Notwithstanding anything in these Bylaws to the contrary, any transaction involving the Trust, including the purchase, sale, lease or mortgage of any real estate asset, in which a Trustee or officer of the Trust, or any affiliate (as defined in the Declaration of Trust) thereof, has an interest (other than solely as a result of such person’s status as a Trustee, officer or shareholder of the Trust), must be approved by a majority of the Independent

Trustees (as defined in the Declaration of Trust), even if the Independent Trustees constitute less than a quorum.

Section 7.TELEPHONE MEETINGS.  Trustees may participate in any meeting of the Board of Trustees by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 8.INFORMAL ACTION BY TRUSTEES.  Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Board of Trustees.

Section 9.VACANCIES.  If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than two Trustees remain).  Except as provided in the Declaration of Trust, any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting of the Board of Trustees or at any special meeting of the Board of Trustees called for that purpose, by a majority of the remaining Trustees, or if no Trustees remain, by a plurality of the votes cast by the shareholders at a meeting of the shareholders.  Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he or she is replacing.

Section 10.COMPENSATION.

(a)Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees, may receive a fixed sum of cash and/or Shares (or options to acquire Shares) per meeting (including committee meeting and/or Independent Trustee meeting), per year and/or per visit to real property owned or to be acquired by the Trust and for any service or activity they performed or engaged in as Trustees.  Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.

(b)The Trust may lend money to, guarantee an obligation of or otherwise assist a Trustee or a trustee of its direct or indirect subsidiary.  The loan, guarantee or other assistance may be with or without interest, unsecured or secured in any manner that the Board of Trustees, including a majority of the Independent Trustees, approves, including a pledge of Shares.

Section 11.REMOVAL OF TRUSTEES.  The shareholders may remove any Trustee only in the manner provided in the Declaration of Trust at a meeting of the shareholders called for that purpose.

Section 12.LOSS OF DEPOSITS.  No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or Shares have been deposited.

Section 13.SURETY BONDS.  Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 14.RELIANCE.  Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by advisers, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or other expert may also be a Trustee.

Section 15.NUMBER AND CLASSIFICATION.  The number of Trustees of the Trust shall be determined, from time to time, by resolution of the Board of Trustees, but such number shall not be less than three (3) nor more than nine (9).  The Board of Trustees shall be classified, with respect to the terms for which they severally hold office, into separate classes, if and in the manner prescribed in the Declaration of Trust.  At any regular meeting or at any special meeting of the Board of Trustees called for that purpose, a vote of at least 80% of the members of the Board of Trustees shall be required in order to increase or decrease the number of Trustees, provided that the number thereof shall never be less than required by Maryland law and further provided that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees.

Section 16.INTERESTED TRUSTEE TRANSACTIONS.  Section 2-419 of the Maryland General Corporation Law (the “MGCL”) shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

Section 17.CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS.  The Trustees shall have no responsibility to devote their full time to the affairs of the Trust.  Any Trustee, officer, employee or agent of the Trust (other than a full-time officer or agent of any other person or otherwise) may have business interests and engage in business activities similar or in addition to those of or relating to the Trust.

Section 18.ADVISORY OR EMERITUS TRUSTEES.

(a)If the Board of Trustees wishes one or more persons to regularly attend meetings of the Board of Trustees, the Board of Trustees may confer upon any such person the honorary title of “Advisory Trustee” or, if such person previously served as a trustee of the Trust, the title of “Trustee Emeritus.” An Advisory Trustee or Trustee Emeritus shall be compensated in such manner and in such amounts as the Board of Trustees may from time to time determine.

(b)The business of the Trust shall remain solely under the direction of the Board of Trustees and any such person designated as Advisory Trustee or Trustee Emeritus shall not by virtue of such designation or by virtue of their consultation to the Board of Trustees be deemed to have undertaken any duty to the Trust or its shareholders.  An Advisory Trustee or Trustee Emeritus shall not be entitled to vote at any meeting of the Board of Trustees and shall not be included in the calculation of a quorum at any such meeting.

(c)An Advisory Trustee or Trustee Emeritus shall enjoy limitations of liability to the maximum extent permissible under law and shall also be entitled to the protection of the indemnification and limitation of liability provisions of Trust’s Declaration of Trust or of these Bylaws, and any other indemnification or limitation of liability provisions that may exist from time to time with respect to members of the Board of Trustees, either in the Declaration of Trust, Bylaws, minutes, agreements, or other documents of the Trust or applicable law, including without limitation advancement of expenses.

(d)Except as otherwise provided by agreement or resolution of the Board of Trustees, the Board of Trustees may terminate the status as an Advisory Trustee or Trustee Emeritus of any person so designated at any time without any liability or obligation to such person whatsoever; provided, however, that the obligation of the Trust to indemnify the Advisory Trustee or Trustee Emeritus to the full extent provided above and the obligation of the Trust to pay the Advisory Trustee or Trustee Emeritus the full amount of compensation earned through the date of termination as provided above shall continue notwithstanding any such termination of status.

ARTICLE IV

COMMITTEES

Section 1.NUMBER, TENURE AND QUALIFICATIONS; VACANCIES.

(a)The Board of Trustees may appoint from among its members an Executive Committee and other committees comprised of two or more Trustees.  A majority of the members of any committee so appointed shall be Independent Trustees.  The Board of Trustees shall appoint an audit committee comprised of not less than two members, all of whom shall be Independent Trustees.

(b)Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.

(c)Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members, to replace any absent or disqualified member and to dissolve any such committee.

Section 2.POWERS.  The Board of Trustees may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Trustees, except as prohibited by applicable law.

Section 3.MEETINGS.

(a)One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee.  The Board of Trustees may designate a chairman of any committee, and such chairman or any two members of any committee may fix the date, time and place of its meetings unless the Board of Trustees shall otherwise provide.  In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Trustee, such appointee shall be an Independent Trustee.

(b)Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4.TELEPHONE MEETINGS.  Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.INFORMAL ACTION BY COMMITTEES.  Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

ARTICLE V

OFFICERS

Section 1.GENERAL PROVISIONS.  The officers of the Trust may consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, one or more Chief Operating Officers, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary and one or more Assistant Secretaries.  In addition, the Board of Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable.  The officers of the Trust shall be elected annually by the Board of Trustees at the first meeting of the Board of Trustees held after each annual meeting of shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until his or her successor is elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided.  Any two or more offices except President and Vice President may be held by the same person.  In its discretion, the Board of Trustees may leave unfilled any office except that of President and Secretary.  Election of an officer or appointment of an agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2.REMOVAL AND RESIGNATION.  Any officer or agent of the Trust may be removed by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board of Trustees, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.  Any resignation shall take effect at any subsequent time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3.VACANCIES.  A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 4.CHIEF EXECUTIVE OFFICER.  The Board of Trustees may designate a Chief Executive Officer from among the elected officers.  The Chief Executive Officer shall have responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the administration of the business affairs of the Trust.  In the absence of both the Chairman and the Vice Chairman of the Board, the Chief Executive Officer, if a Trustee, shall preside over the meetings of the Board of Trustees.

Section 5.CHIEF OPERATING OFFICER.  The Board of Trustees may designate one or more Chief Operating Officers from among the elected officers.  Said officer will have the responsibilities and duties as set forth by the Board of Trustees.

Section 6.CHIEF FINANCIAL OFFICER.  The Board of Trustees may designate a Chief Financial Officer from among the elected officers.  Said officer will have the responsibilities and duties as set forth by the Board of Trustees or the Chief Executive Officer.

Section 7.CHAIRMAN AND VICE CHAIRMAN OF THE BOARD.  The Chairman of the Board shall preside over the meetings of the Board of Trustees and shall in general oversee all of the business and affairs of the Trust.  In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at such meetings of the Board of Trustees at which he or she shall be present.  The Chairman or the Vice Chairman of the Board may execute any deed, mortgage, bond, contract or other instrument on behalf of the Trust, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed.  The Chairman of the Board and the Vice Chairman of the Board shall perform such other duties as may be assigned to him or them by the Board of Trustees.

Section 8.PRESIDENT.  In the absence of a designation of a Chief Executive Officer by the Board of Trustees, the President shall be the Chief Executive Officer.  The President may execute any deed, mortgage, bond, contract or other instrument on behalf of the Trust, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 9.VICE PRESIDENTS.  In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their initial election as Vice President) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him or them by the President or by the Board of Trustees.  The Board of Trustees may designate one or more Vice Presidents as Executive or Senior Vice President or as Vice President for particular areas of responsibility.

Section 10.SECRETARY.  The Secretary shall b) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; c) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; d) be custodian of the Trust records and of the seal of the Trust; e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; f) have general charge of the share transfer books of the Trust; and g) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board of Trustees.

Section 11.TREASURER.  The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees.

The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Trustees, at the regular meetings of the Board of Trustees or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Trust.

If required by the Board of Trustees, the Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Trustees for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

Section 12.ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Trustees.  The Assistant Treasurers shall, if required by the Board of Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Trustees.

Section 13.SALARIES.  The salaries and other compensation of the officers, if any, shall be fixed from time to time by the Board of Trustees, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Trustee.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.CONTRACTS.  The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Trust when authorized or ratified by action of the Board of Trustees.

Section 2.CHECKS AND DRAFTS.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

Section 3.DEPOSITS.  All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board of Trustees may designate.

ARTICLE VII

SHARES

Section 1.CERTIFICATES.  The Trust may issue some or all of the Shares of any or all of the Trust’s classes or series without certificates if authorized by the Board of Trustees.  In the event that the Trust issues Shares evidenced by certificates, such certificates shall be in such form as prescribed by the Board of Trustees or a duly authorized officer, shall contain the statements and information required by Maryland law and shall be signed by the officers of the Trust in the manner permitted by Maryland law.  In the event that the Trust issues Shares without certificates, to the extent then required by Maryland law, the Trust shall provide to the record holders of such Shares a written statement of the information required by Maryland law to be included on share certificates.  There shall be no differences in the rights and obligations of shareholders based on whether or not their Shares are evidenced by certificates.  If Shares of a class or series are authorized by the Board of Trustees to be issued without certificates, no shareholder shall be entitled to a certificate or certificates evidencing any Shares of such class or series held by such shareholder unless otherwise determined by the Board of Trustees and then only upon written request by such shareholder to the secretary of the Trust.

Section 2.TRANSFERS.  Certificates shall be treated as negotiable, and title thereto and to the Shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation.  No transfers of Shares shall be made if (i) void ab initio pursuant to any provision of the Declaration of Trust or (ii) the Board of Trustees, pursuant to any provision of the Declaration of Trust, shall have refused to permit the transfer of such Shares.  Permitted transfers of Shares shall be made on the share records of the Trust only upon the instruction of the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such Shares properly endorsed or accompanied by a duly executed share transfer power and the payment of all taxes thereon.  Upon surrender to the Trust or the transfer agent of the Trust of a certificate for Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by any provision of the Declaration of Trust or by action of the Board of Trustees thereunder, it shall be the duty of the Trust to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Trust shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Section 3.REPLACEMENT CERTIFICATE.  Any officer designated by the Board of Trustees may direct a new certificate be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person or entity claiming the certificate to be lost, stolen or destroyed.  When authorizing the issuance of a new certificate, the officer designated by the Board of Trustees may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4.CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

(a)The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

(b)In lieu of fixing a record date, the Board of Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days.  If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

(c)If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (i) the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed by the Trust or the 30th day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted.

(d)When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 4 of Article VII, such determination shall apply to any postponement or adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein, or (ii) the Board of Trustees otherwise determines to fix a new record date for such postponed or adjourned meeting.

Section 5.STOCK LEDGER.  The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of Shares of each class held by such shareholder.

Section 6.FRACTIONAL SHARES; ISSUANCE OF UNITS.  The Board of Trustees may issue fractional Shares or provide for the issuance of scrip, all on such terms and under such conditions as it may determine.  Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII

DISTRIBUTIONS

Section 1.AUTHORIZATION.  Dividends and other distributions upon the Shares may be authorized and declared by the Board of Trustees, subject to applicable law and the Declaration of Trust.  Dividends and other distributions may be paid in cash, property or Shares, subject to applicable law and the Declaration of Trust.

Section 2.CONTINGENCIES.  Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, deem proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

SEAL

Section 1.SEAL.  The Board of Trustees may authorize the adoption of a seal by the Trust.  The seal shall have inscribed thereon the name of the Trust and the year of its formation.  The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.AFFIXING SEAL.  Whenever the Trust is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE X

INDEMNIFICATION AND ADVANCE FOR EXPENSES

Section 1.INDEMNIFICATION.

(a)To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and hold harmless any present or former Trustee or officer (including any person who, while a Trustee or officer of the Trust and at the express request of the Trust, serves or served another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, manager, partner or trustee of such real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in the defense of any claim, issue or matter in any action, suit or proceeding, to which such person was made a party by reason of service in such capacity, against all reasonable costs, fees and expenses (including attorneys’ fees) incurred by such person in connection with the action, suit or proceeding or the claim, issue or matter in which the Trustee or officer has been successful.

(b)To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and hold harmless any present or former Trustee or officer (including any person who, while a Trustee or officer of the Trust and at the express request of the Trust, serves or served another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, manager, partner or trustee of such real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise) made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of service in such capacity against all judgments, penalties, fines and settlements and all reasonable costs, fees and expenses (including attorneys’ fees) incurred by such person in connection with such action, suit or proceeding unless it is established that (A) such person’s act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (B) such person actually received an improper personal benefit in money, property or services or (C) in the case of a criminal proceeding, such person had reasonable cause to believe that his or her act or omission was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the requisite standard of conduct necessary for indemnification under this Article X.

Section 2.EXPENSES PAYABLE IN ADVANCE.  Reasonable costs, fees and expenses incurred by a present or former Trustee or officer in defending or investigating any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, or in any suit brought pursuant to Section 3 of this Article X shall, to the maximum extent permitted by Maryland law in effect from time to time for directors of Maryland corporations, be paid or reimbursed by the Trust in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such person’s good faith belief that he or she has met the applicable standard of conduct necessary for indemnification by the Trust under this Article X and (ii) a written undertaking by or on such person’s behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that such person did not meet the applicable standard of conduct necessary for such indemnification.  The undertaking required by this Section 2 shall be an unlimited general obligation of such person but need not be secured and shall be accepted without reference to financial ability to make the repayment.

Section 3.RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under this Article X is not paid in full by the Trust within sixty days after a written claim has been received by the Trust, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the present or former Trustee or officer making such claim may at any time thereafter bring suit against the Trust to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be indemnified for the costs, fees and expenses actually and reasonably incurred by such person in prosecuting such suit.

Section 4.NON-EXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.  The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall be independent and not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, Declaration of Trust, bylaw, agreement, contract, vote of shareholders or disinterested trustees or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Trust that indemnification of and advancement of expenses to present and former Trustees and officers shall be made to the fullest extent permitted by law.

Section 5.INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE TRUST.  The Trust may, by action of the Board of Trustees from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the Trust with the same scope and effect as the provisions of this Article X with respect to the indemnification and advancement of Trustees and officers.

Section 6.INDEMNIFICATION FOR EXPENSES OF A WITNESS.  Notwithstanding any other provision of this Article X, to the extent that a present or former Trustee or officer is, by reason of being or having been a Trustee or officer, a witness in any action, suit or proceeding to which such person is not a party, such person shall be indemnified against all costs, fees and expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 7.AUTHORIZATION OF INDEMNIFICATION AND EXPENSES PAYABLE IN ADVANCE.  Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws to any present or former Trustee or officer shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations.

Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification or advancement of expenses (which shall be governed by Section 3 of this Article X), the Trust shall not be obligated to indemnify or advance any Trustee, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Trustees.

Section 8.INSURANCE.  The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, manager, partner, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Trust would have the power or the obligation to indemnify such person against such liability under the provisions of this Article X.

Section 9.SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X to Trustees and officers of the Trust shall be contract rights, be deemed to have vested upon such person taking office, continue as to a person who has ceased to be a Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such person.  Each person who is or becomes a Trustee or officer of the Trust shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnification and advancement of expenses provided for in this Article X.  Any repeal, amendment or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any present or former Trustee or officer in respect of any act or omission occurring prior to the time of such repeal, amendment or modification.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust, these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by applicable law, these Bylaws or the Declaration of Trust.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII

AMENDMENT OF BYLAWS

The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; provided, however, that any amendment to or repeal of Section 6(b) of Article III and to the provisions of Article IV relating to requirements that Independent Trustees serve on certain committees shall require the affirmative vote of at least 80% of the members of the Board of Trustees, including a majority of the Independent Trustees, or the affirmative vote of not less than two-thirds of shareholders entitled to vote thereon.

ARTICLE XIII

MISCELLANEOUS

Section 1.FISCAL AND TAXABLE YEARS.  Unless otherwise determined by a resolution of the Board of Trustees, the fiscal and taxable years of the Trust shall begin on January 1 and end on December 31.

Section 2.CONTROL SHARE ACQUISITION ACT.  Notwithstanding any other provision contained herein or in the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of Shares.  This Section 2 of Article XIII may be amended or repealed, in whole or in part, at any time, whether before or after an acquisition of control Shares and, upon such repeal, may, to the extent provided by any successor bylaw and permitted under Maryland law, apply to any prior or subsequent control share acquisition.

Section 3.SEVERABILITY.  If any provision of the Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Bylaws in any jurisdiction.

Section 4.DECLARATION OF TRUST.  All references to the Declaration of Trust shall include any amendments and supplements thereto.

Amendment No. 1

to the Amended and Restated Bylaws of

Hersha Hospitality Trust

WHEREAS, Hersha Hospitality Trust (the “Company”) is governed, in part, by the Amended and Bylaws of the Company (the “Bylaws”), and

WHEREAS, pursuant to and in accordance with Article XII of the Bylaws, the Board of Trustees of the Company has authorized, approved and adopted this amendment to be effective as of March 31, 2017.

NOW, THEREFORE, BE IT RESOLVED THAT:

1. AMENDMENT

The Bylaws are hereby amended by deleting Article XII of the Bylaws in its entirety and substituting the following in lieu thereof:

Article XII

AMENDMENT OF BYLAWS

“The Board of Trustees shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; provided,  however, that any amendment to or repeal of Section 6(b) of Article III and to any provisions of Article IV relating to requirements that Independent Trustees serve on certain committees shall require the affirmative vote of at least 80% of the members of the Board of Trustees, including a majority of the Independent Trustees.

In addition, these Bylaws may also be adopted, altered or repealed, and new Bylaws may be made, pursuant to a binding proposal that is (a) submitted to the shareholders for approval at a duly called annual meeting or special meeting of shareholders by (i) the Board of Trustees or (ii) a shareholder who provides to the Trust a timely notice of such proposal that satisfies the notice procedures and all other relevant provisions of Sections 3 and 14 of Article II and who is, at the time such notice is delivered to the Trust and as of such meeting, a shareholder that satisfies the ownership and other eligibility requirements of Sections 3 and 14 of Article II and Rule 14a-8 under the Exchange Act, and (b) approved by the affirmative vote of the holders of a majority of the Shares then outstanding and entitled to vote on such proposal.”

2. NO FURTHER AMENDMENT

Except as herein amended, the provisions of the Bylaws shall remain in full force and effect.  The Bylaws were amended and restated by the Board of Trustees effective as of February 10, 2012 and further amended by this Amendment No. 1 thereto, adopted as of March 31, 2017.